EXHIBIT 99.4

SHARE EXCHANGE AGREEMENT

BY AND AMONG

MESA LABORATORIES, INC.,

RAVEN BIOLOGICAL LABORATORIES, INC.

AND

THE RAVEN BIOLOGICAL LABORATORIES, INC. SHAREHOLDERS

May 4, 2006

TABLE OF CONTENTS

SHARE EXCHANGE AGREEMENT		1

W I T N E S S E T H:		1

ARTICLE 1		1

Definitions		1

ARTICLE II		5

Transactions; Terms Of Share Exchange; Manner Of Exchange		5

2.1	Exchange Of Shares	5

2.2	Time And Place Of Closing	6

2.3	Effective Time	6

2.4	Exchange Of Shares	6

2.5	Legending Of Securities	6

2.6	Fractional Shares	7

2.7	Lost, Stolen Or Destroyed Certificates	7

ARTICLE III		7

Representations And Warranties Of The Company		7

3.1	Organization	7

3.2	Authorization; Enforceability	7

3.3	No Violation Or Conflict	8

3.4	Consents Of Governmental Authorities And Others	8

3.5	Conduct Of Business	8

3.6	Litigation	9

3.7	Brokers	9

3.8	Compliance	9

3.9	Charter And Bylaws	9

3.10	Subsidiaries	9

3.11	Capitalization	9

3.12	Rights, Warrants, Options	9

3.13	Commission Filings And Financial Statements	10

3.14	Absence Of Undisclosed Liabilities	10

3.15	Real Property	10

3.16	Benefit Plans And Agreements	10

3.17	Taxes	10

3.18	Material Agreements	12

3.19	Disclosure	12

ARTICLE IV		12

Representations And Warranties Of Raven		12

4.1	Organization	12

4.2	Authorization; Enforceability	13

4.3	No Violation Or Conflict	13

4.4	Consents Of Governmental Authorities And Others	13

4.5	Litigation	13

4.6	Brokers	13

4.7	Compliance	14

4.8	Charter, Bylaws And Corporate Records	14

4.9	Capitalization	14

4.10	Subsidiaries	14

4.11	Rights, Warrants, Options	14

4.12	Conduct Of Business	14

4.13	Taxes	15

4.14	Environmental Matters	17

4.15	Financial Statements	18

4.16	Absence Of Undisclosed Liabilities	18

4.17	Employment Agreements; Employee Benefit Plans And Employee Payments	18

4.18	Intellectual Property	18

4.19	Properties	19

4.20	Disclosure	19

ARTICLE V		19

Additional Agreements		19

5.1	Survival Of The Representations And Warranties	19

5.2	Investigation	20

5.3	Raven’s Indemnification	20

5.4	Limitations On Raven’s Indemnification From the Company	20

5.5	The Company’s Indemnification	20

5.6	Limitations On the Company’s Indemnification	20

5.7	Indemnity Procedures	21

ARTICLE VI		22

Closing; Deliveries; Conditions Precedent		22

6.1	Closing; Effective Date	22

6.2	Deliveries	22

6.3	Conditions Precedent To The Obligations Of Raven And The Raven Shareholders	23

6.4	Conditions Precedent To The Obligations Of The Company	24

6.5	Best Efforts	25

6.6	[Intentionally omitted.]	25

6.7	Registration Rights	25

ARTICLE VII		26

Covenants		26

7.1	General Confidentiality	26

7.2	Tax Treatment	26

7.3	General	26

ARTICLE VIII		27

Miscellaneous		27

8.1	Notices	27

8.2	Entire Agreement; Incorporation	28

8.3	Binding Effect	28

8.4	Assignment	28

8.5	Waiver And Amendment	28

8.6	No Third Party Beneficiary	28

8.7	Severability	29

8.8	Expenses	29

8.9	Headings	29

8.10	Other Remedies; Injunctive Relief	29

8.11	Counterparts	29

8.12	Remedies Exclusive	29

8.13	Governing Law	29

8.14	Jurisdiction And Venue	30

8.15	Participation Of Parties	30

8.16	Further Assurances	30

8.17	Publicity	30

8.18	No Solicitation	30

Exhibits

Exhibit A	- Form of Escrow Agreement for Holdback Amount

Exhibit B	- Financial Statements of Raven

Exhibit C	- Form of Opinion of Counsel

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”) is dated as of May 4, 2006, by and among Mesa Laboratories, Inc., a Colorado corporation (“the Company”), Raven Biological Laboratories, Inc., a Nebraska corporation (“Raven”), and each of the shareholders of Raven (the “Raven Shareholders”).

W I T N E S S E T H:

WHEREAS, the Raven Shareholders presently own 100% of the common stock of Raven (the “Raven Shares”); and

WHEREAS, the Company desires to acquire from the Raven Shareholders all of the Raven Shares in exchange (the “Exchange”) for the issuance by the Company of shares of its common stock and payment of funds on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I

Definitions

In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

“Adjusted Remaining Balance” means the remaining balance on any shareholder stock notes of Raven executed after October 31, 2005, reduced by any payments made and any amount due to the shareholder in respect of the taxable income of Raven after October 31, 2005, other than the payment of dividends prior to the Closing Date by Raven in amounts not exceeding thirty five percent (35%) of the net taxable income of Raven for the period beginning November 1, 2005 and ending on the Closing Date.

“Affiliate” shall mean with respect to a specified Person, any other Person which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to a Person (a) any other Person which beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person or beneficially owns or holds ten percent (10%) or more of any other equity interests in such Person, (b) any other Person with respect to which such Person beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person, or owns or holds ten percent (10%) or more of the equity interests of the other Person, and (c) any director or senior officer of such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” shall mean this Share Exchange Agreement together with all exhibits and schedules referred to herein, which exhibits and schedules are incorporated herein and made a part hereof.

“Certificates” shall have the meaning set forth in Section 2.4.

“Closing” shall have the meaning set forth in Section 2.2.

“Closing Date” shall mean the date that the Closing takes place.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the United States Securities and Exchange Commission.

“Company Common Stock” shall mean the shares of the Company’s no par value per share common stock.

“Company Loss” shall have the meaning set forth in Section 5.5.

“Confidential Information” means any information concerning the businesses and affairs of Raven or the Company that is not already generally available to the public.

“Effective Time” shall have the meaning set forth in Section 2.3.

“Environmental Laws” shall have the meaning set forth in Section 4.14.

“Exchange” shall have the meaning set forth in the recitals.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exchange Consideration” shall have the meaning set forth in Section 2.1(a).

“Exchange Documents” shall have the meaning set forth in Section 3.2.

“Financial Statements” shall mean Raven’s unaudited consolidated balance sheets, statement of operations, changes in stockholders equity and cash flow as of and for the fiscal years ended October 31, 2004 and 2005 and for the period ended March 31, 2006.

“GAAP” shall mean United States generally accepted accounting principles.

“Guaranty” shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other Person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor.

“Holdback Amount” shall have the meaning set forth in Section 2.1.

“Indemnified Party” shall have the meaning set forth in Section 5.7.

“Indemnifying Party” shall have the meaning set forth in Section 5.7.

“Intellectual Property” means patents, copyrights, Trademarks, applications for any of the foregoing, and Trade Secrets.

“Investments” shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person (except for extensions of credit to customers in the ordinary course of business), all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including, but not limited to, arrangements in which (i) the first Person shares profits and losses of the other Person, (ii) any such other Person has the right to obligate or bind the first Person to any third party, or (iii) the first Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other entity.

“Knowledge” shall mean, in the case of any Person who is an individual, knowledge that a reasonable individual under similar circumstances would have after such reasonable investigation and inquiry as such reasonable individual would under such similar circumstances make, and in the case of Raven, the knowledge that a Raven Shareholder would have after such reasonable investigation and inquiry as a senior officer, director, manager or responsible Person would under such similar circumstances make.

“Law” and “Laws” shall mean any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order or other requirement or rule of law.

“Liabilities” shall mean any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or Litigation, of which Raven or the Raven Shareholders had Knowledge on the Closing Date, whether or not of a kind required by GAAP to be set forth on a financial statement.

“Litigation” shall mean any actions, suits, investigations, claims or proceedings.

“Material Adverse Effect” shall mean any event or condition of any character which has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, or business of the Company or Raven, as applicable.

“Periodic Reports” shall mean the Forms 10-KSB, 10-QSB, 8-K, and other Commission filings required by the Securities Exchange Act of 1934, as amended and Securities Act of 1933, as amended which have been filed by the Company with the Commission for the period beginning on April 1, 2004 and ending at the Closing Date.

“Person” shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

“Raven Common Stock” shall mean the shares of Raven’s $0.01 par value per share common stock.

“Raven Loss” shall have the meaning set forth in Section 5.3.

“Raven Shareholders” shall have the meaning set forth in the introductory paragraph and includes all of the Persons set forth on Schedule 2.1 of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” of any Person shall mean any Person, whether or not capitalized, in which such Person owns, directly or indirectly, an equity interest of more than fifty percent (50%), or which may effectively be controlled, directly or indirectly, by such Person.

“Tax” and “Taxes” shall mean (i) all income, excise, gross receipts, ad valorem, sales, use, employment, franchise, profits, gains, property, transfer, payroll, withholding, severance, occupation, social security, unemployment compensation, alternative minimum, value added, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any governmental or regulatory authority with respect thereto, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of a consolidated, combined, unitary or aggregate group for any Taxable period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee or successor to any person or as a result of any express or implied obligation to indemnify any other Person.

“Tax Returns” shall mean returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Termination Date” shall have the meaning set forth in Section 6.6.

“Trademarks” means trademarks, service marks, trade names, Internet domain names, designs, slogans, and general intangibles of like nature.

“Trade Secrets” means technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.

“VWAP” means the sum of the dollars traded for every transaction in the Company Common Stock (determined by multiplying the sale price times the number of shares traded), divided by the total number of shares traded on the Nasdaq Stock Market for the five (5) business days ending with and including the second complete trading day prior to the Closing Date.

The words “hereof”, “herein” and “hereunder” and the words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

ARTICLE II

Transactions; Terms of Share Exchange; Manner of Exchange

2.1 Exchange of Shares. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined below):

(a) the aggregate exchange consideration to be paid by the Company to the Raven Shareholders for all of the Raven Common Stock shall be the sum of Six Million Seven Hundred Fifty Thousand Dollars ($6,750,000) plus the Adjusted Remaining Balance (the “Exchange Consideration”). The Exchange Consideration shall be payable to the Raven Shareholders set forth on Schedule 2.1 hereto as follows:

(i) $3,250,000 [$3,500,000 less the Holdback Amount] plus the Adjusted Remaining Balance shall be payable to the Raven Shareholders at the Closing in cash;

(ii) $3,250,000 shall be payable to the Raven Shareholders at the Closing in restricted shares of Company Common Stock valued by the following calculation: the number of shares of Company Common Stock shall be determined by dividing $3,250,000 by the VWAP of the Company Common Stock; and

(iii) $250,000 (the “Holdback Amount”) plus accrued interest thereon shall be payable to the Raven Shareholders in two equal payments, the first payment being payable on the six (6) month anniversary date of the Closing Date and the second payment being payable on the one year anniversary date of the Closing Date, provided, however, that the Holdback Amount shall be reduced on a dollar for dollar basis to the extent necessary to satisfy in full each and every Company Loss (as defined in Section 5.5) subject to the limitation contained in Section 5.6 hereof.

The Holdback Amount will be delivered by the Company at the Closing to the American National Bank to be held in the name of the Company for the benefit of the Raven Shareholders, subject to any payment of any claim for a Company Loss as provided by this subsection, pursuant to the terms of the Escrow Agreement in the form attached hereto as Exhibit A to this Agreement.

(b) Each Raven Shareholder agrees to deliver to the Company an original stock certificate evidencing the number of issued shares of Raven Common Stock as set forth opposite such name on Schedule 2.1 hereto along with appropriately executed transfer documents in favor of the Company, in order to effectively vest in the Company all right, title and interest in and to the Raven Common Stock.

(c) The Exchange shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of the Company and Raven.

(d) The Purchase Price shall be computed and the sales proceeds shall be allocated in the manner shown on Schedule 2.1 to this Agreement.

2.2 Time and Place of Closing. The closing of the transactions contemplated hereby (the “Closing”) will take place at 10:00 A.M. on May 4, 2006 (the “Closing Date”). The Closing shall be held at the offices of Pansing, Hogan, Ernst & Bachman, 10250 Regency Circle, Suite 300, Omaha, Nebraska 68114, or at such other location or time as may be mutually agreed upon by the parties.

2.3 Effective Time. The Exchange and other transactions contemplated by this Agreement shall become effective on the Closing Date (the “Effective Time”).

2.4 Exchange of Shares. At the Closing, the Raven Shareholders shall surrender each certificate or certificates which represented shares of Raven Common Stock immediately prior to the Closing Date (the “Certificates”) and shall at the Effective Time receive in exchange therefor their pro-rata share of the Exchange Consideration as set forth on Schedule 2.1 hereto. The Company shall not be obligated to deliver the Exchange Consideration to which a Raven Shareholder is entitled as a result of the Exchange until such shareholder surrenders its Certificate or Certificates for exchange as provided in this Section 2.4. Any other provision of this Agreement notwithstanding, the Company shall not be liable to a holder of Raven Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.5 Legending of Securities. Each certificate for the Company Common Stock to be issued to the Raven Shareholders as part of the Exchange Consideration shall bear substantially the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT

AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT, IN THE CIRCUMSTANCES, REQUIRED UNDER THE ACT”.

2.6 Fractional Shares. Notwithstanding any other provision of this Agreement, if the Raven Shareholders would otherwise have been entitled to receive a fraction of a share of the Company Common Stock (after taking into account all certificates delivered by the Raven Shareholders), the number of shares issuable to the respective stockholder shall be rounded up to the next whole number.

2.7 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by such stockholder of Raven (setting forth the number of shares of Raven Common Stock represented by such lost, stolen or destroyed Certificates), after reasonable investigation by the Company to confirm ownership of such Certificate, which shall be satisfactory to the Company, in the Company’s sole satisfaction, the Company shall pay such stockholder of Raven the Exchange Consideration to which such stockholder is entitled. Further, any stockholder representing that there is a lost, stolen or destroyed Certificate shall agree to indemnify and hold harmless the Company from and against any and all liability, loss, damage and expense in connection with, or arising out of such lost, stolen or destroyed Certificate.

ARTICLE III

Representations and Warranties of the Company

In order to induce Raven and the Raven Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, the Company makes the representations and warranties set forth below to Raven and the Raven Shareholders.

3.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on the Company.

3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by the Company and all other agreements to be executed, delivered and performed by the Company pursuant to this Agreement (collectively, the “Exchange Documents”) and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or individual action on the part of the Company. This Agreement and the Exchange Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligation of the Company, assuming the due authorization, execution and delivery of this Agreement by Raven, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

3.3 No Violation or Conflict. To the Knowledge of the Company, the execution, delivery and performance of this Agreement and the Exchange Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of the Company’s Articles of Incorporation or Bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any instrument or agreement to which the Company is a party or by which the Company or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

3.4 Consents of Governmental Authorities and Others. To the Knowledge of the Company, other than in connection with the provisions of the Colorado Business Corporation Act, the Exchange Act, and the Securities Act, no consent, approval, order or authorization of, or registration, declaration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by the Company in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by Raven.

3.5 Conduct of Business. Except as disclosed in the Periodic Reports or on Schedule 3.5 hereto, from March 31, 2005 through May 1, 2006, the Company has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any Material Adverse Effect on the Company. Except as disclosed on Schedule 3.5 hereto, since March 31, 2005, the Company has not (a) amended its Articles of Incorporation or Bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of $250,000; (g) become subject to any Guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any severance package, bonus, pension, profit-sharing or other plan or commitment); (i) entered into any agreement which would be a material agreement, or amended or terminated any existing material agreement; (j) to the Knowledge of the Company, been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority; (k) declared or paid any dividend or other distribution with respect to its capital stock; or (l) to the Knowledge of the Company, experienced any other event or condition of any character which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company.

3.6 Litigation. There is no Litigation pending or, to the Knowledge of the Company, threatened before any court or by or before any governmental or regulatory authority or arbitrator, (a) affecting the Company (as plaintiff or defendant) or (b) against the Company relating to the Company Common Stock or the transactions contemplated by this Agreement.

3.7 Brokers. The Company has not employed any broker or finder, nor has it nor will it incur, directly or indirectly, any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or the Exchange Documents.

3.8 Compliance. To the Knowledge of the Company, the Company is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to the Company and its assets and properties. To the Knowledge of the Company, the Company is not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.

3.9 Charter and Bylaws. Raven has been provided with true, correct and complete copies of (a) the Articles of Incorporation of the Company, as amended and in effect on the date hereof, and (b) the Bylaws of the Company, as amended and in effect on the date hereof.

3.10 Subsidiaries. The Company does not have any Subsidiaries and Investments.

3.11 Capitalization. As of the close of business on the third day prior to the Closing Date, the authorized capital stock of the Company consists of (a) 8,000,000 shares of common stock, no par value per share, of which, as of the date of this Agreement, 2,952,959 shares are issued and outstanding and (b) 1,000,000 shares of preferred stock, no par value per share, of which, as of the date of this Agreement, no shares are issued and outstanding. All shares of outstanding Company Common Stock have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable.

3.12 Rights, Warrants, Options. Except as disclosed in the Periodic Reports or on Schedule 3.12, as of March 31, 2006, there are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Company; (b) options, warrants, subscriptions, puts, calls, or other rights to acquire capital stock or other equity interests of the Company; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Company of any capital stock or other equity interests of the Company, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

3.13 Commission Filings and Financial Statements. All of the Periodic Reports and other filings required to be filed by the Company have been filed with the Commission for the periods indicated in the definition of Periodic Reports, and as of the date filed, each of the Periodic Reports were true, accurate and complete in all material respects and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The financial statements included in the Periodic Reports of the Company: (a) have been prepared in accordance with the books of account and records of the Company; (b) fairly present, and are true, correct and complete statements in all material respects of, the Company’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with GAAP consistently applied with prior periods.

3.14 Absence of Undisclosed Liabilities. Except as set forth in Schedule 3.14, other than as disclosed by the Periodic Reports and the financial statements of the Company included in the Periodic Reports, the Company does not have any Liabilities. Except as set forth in Schedule 3.14, the Company has no Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of the Company.

3.15 Real Property. Except as disclosed in the Periodic Reports, the Company does not own any fee simple interest in real property. The Company does not lease, sublease, or have any other contractual interest in any real property.

3.16 Benefit Plans and Agreements. Except as set forth in Schedule 3.16 or as disclosed in the Periodic Reports, the Company is not a party to any Benefit Plan (as defined in Section 4.17) or employment agreement under which the Company currently has an obligation to provide benefits to any current or former employee, officer, director, consultant or advisor of the Company.

3.17 Taxes.

(a) The Company has properly prepared and timely filed its Tax Return for the fiscal year ended March 31, 2005. Such Tax Return is true, correct and complete in all material respects and has been completed in accordance with applicable Laws.

(b) All Taxes payable by the Company have been fully and timely paid. The cash reserves or accruals for Taxes provided in the books and records of the Company with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing have been established in accordance with GAAP and are, or prior to the Closing Date will be, sufficient for all unpaid Taxes of the Company through and including the Closing Date.

(c) Neither the Company nor any Person on behalf of or with respect to the Company has executed or filed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax. No power of attorney on behalf of the Company with respect to any Tax matter is currently in force.

(d) The Company is not a party to any Tax-sharing agreement or similar arrangement with any other party (whether or not written), and the Company has not assumed any Tax obligations of, or with respect to any transaction relating to, any other Person, or agreed to indemnify any other Person with respect to any Tax.

(e) Except as disclosed on Schedule 3.17, no Tax Return concerning or relating to the Company or its operations has ever been audited by a government or taxing authority, nor is any such audit in process or pending, and the Company has not been notified of any request for such an audit or other examination. To the Knowledge of the Company, no claim has been made by a taxing authority in a jurisdiction where Tax Returns concerning or relating to the Company, or its operations, has not been filed, that it is or may be subject to taxation by that jurisdiction.

(f) The Company has never been included in any consolidated, combined, or unitary Tax Return.

(g) To the Knowledge of the Company, the Company has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, and has duly and timely withheld from employee salaries, wages and other compensation, and has paid over to the appropriate taxing authorities, all amounts required to be so withheld and paid over for all periods under all applicable laws.

(h) The Company has not (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company, and the Company has no Knowledge that the Internal Revenue Service (“IRS”) has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to the Company or (iii) requested any extension of time within which to file any Tax Return concerning or relating to the Company or its operations.

(i) To the Knowledge of the Company, no property owned by the Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code.

(j) The Company is not subject to any private letter ruling of the IRS, or comparable rulings of other taxing authorities.

(k) The Company does not own any interest in any entity that is treated as a partnership for U.S. federal income Tax purposes, or would be treated as a pass-through or disregarded entity for any Tax purpose.

(l) The Company has not constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

(m) The Company has no elections in effect for U.S. federal income Tax purposes under Sections 108, 168, 441, 472, 1017, 1033 or 4977 of the Code.

3.18 Material Agreements. Except as disclosed in the Periodic Reports or as set forth on Schedule 3.18, the Company has no other material written and oral contracts or agreements including without limitation any: (i) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than Two Hundred Fifty Thousand Dollars ($250,000.00) in each instance; (iii) agreement which restricts the Company from engaging in any line of business or from competing with any other Person; or (iv) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, or business of the Company (collectively, and together with the employment agreements, Employee Benefit Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the “Material Company Agreements”).

3.19 Disclosure. No representation or warranty of the Company contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of the Company to Raven pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide Raven and the Raven Shareholders with full and proper information as to the business, financial condition, assets, liabilities, and results of operation of the Company and the value of the properties or the ownership of the Company.

ARTICLE IV

Representations and Warranties of Raven

In order to induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, Raven and the Raven Shareholders jointly and severally make the representations and warranties set forth below to the Company.

4.1 Organization. Raven is a corporation duly organized, validly existing and in good standing under the laws of the State of Nebraska. Raven is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on Raven.

4.2 Authorization; Enforceability. Raven has the capacity to execute, deliver and perform this Agreement. This Agreement and all other documents executed and delivered by Raven pursuant to this Agreement have been duly executed and delivered and constitute the legal, valid and binding obligations of Raven, assuming the due authorization, execution and delivery of this Agreement by the Company, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principals of equity.

4.3 No Violation or Conflict. To the Knowledge of Raven and the Raven Shareholders, the execution, delivery and performance of this Agreement and the other documents contemplated hereby by Raven and the Raven Shareholders, and the consummation by Raven and the Raven Shareholders of the transactions contemplated hereby: (a) do not violate or conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of Raven’s Articles of Incorporation or Bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of Raven pursuant to any instrument or agreement to which Raven or any of the Raven Shareholders is a party or by which Raven or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing.

4.4 Consents of Governmental Authorities and Others. To the Knowledge of Raven, no consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by Raven in connection with the execution, delivery or performance of this Agreement by Raven or the consummation by it of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by the Company.

4.5 Litigation. There is no Litigation pending or, to the Knowledge of Raven, threatened before any court or by or before any governmental or regulatory authority or arbitrator (a) affecting Raven (as plaintiff or defendant) or (b) against Raven relating to the Raven Common Stock or the transactions contemplated by this Agreement.

4.6 Brokers. Raven has not employed any broker or finder, and has not incurred and will not incur, directly or indirectly, any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement or the Exchange Documents.

4.7 Compliance. To the Knowledge of Raven and the Raven Shareholders, Raven is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to Raven and its assets and properties, except where such noncompliance would not have a Material Adverse Effect on Raven. To the Knowledge of Raven, it is not subject to any judicial, governmental or administrative inquiry, investigation, order, judgment or decree.

4.8 Charter, Bylaws and Corporate Records. The Company has been provided with true, correct and complete copies of (a) the Articles of Incorporation of Raven, as amended and in effect on the date hereof, (b) the Bylaws of Raven, as amended and in effect on the date hereof, and (c) the minute books of Raven (containing all corporate proceedings from the date of incorporation). Such minute books contain accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of Raven from the date of its incorporation to the date hereof which were memorialized in writing.

4.9 Capitalization. As of the date of this Agreement, the authorized capital stock of Raven consists of 1,000,000 shares of Raven Common Stock. Raven has issued and outstanding 822,223 shares of Raven Common Stock. The outstanding Raven Common Stock constitutes one hundred percent (100%) of the issued and outstanding capital stock of Raven. The outstanding Raven Common Stock is owned by its stockholders in the amounts set forth on Schedule 2.1 hereto. All of the outstanding Raven Common Stock have been duly authorized, are validly issued and outstanding, and are fully paid and non-assessable. Except as set forth on Schedule 4.9, there are no dividends which have accrued or been declared but are unpaid on the capital stock of Raven.

4.10 Subsidiaries. Raven does not have any Subsidiaries and Investments.

4.11 Rights, Warrants, Options. There are no outstanding: (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of Raven; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of Raven; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by Raven of any capital stock or other equity interests of Raven, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

4.12 Conduct of Business. Except as disclosed on Schedule 4.12 hereto, since March 31, 2006, Raven has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any Material Adverse Effect in the condition (financial or otherwise), results of operations, properties, assets, liabilities, or business of Raven. Except as disclosed on Schedule 4.12 hereto, since March 31, 2006, Raven has not (a) amended its Articles of Incorporation or Bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect on any of its properties, assets, or business; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of $10,000; (g) become subject to any Guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any severance package, bonus, pension, profit-sharing or other plan or commitment); (i) entered into any agreement which would be a material agreement, or amended or terminated any existing material agreement; (j) to the Knowledge of Raven, been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority; (k) except as disclosed on Schedule 4.9, declared or paid any dividend or other distribution with respect to its capital stock; or (l) to the Knowledge of Raven, experienced any other event or condition of any character which has had, or could reasonably be expected to have, a Material Adverse Effect on Raven.

4.13 Taxes.

(a) Raven has properly prepared and timely filed all Tax Returns relating to any and all Taxes concerning or attributable to it or its operations for any period ending on or before the Closing Date and such Tax Returns are true, correct and complete in all material respects and have been completed in accordance with applicable Laws.

(b) All Taxes (whether or not shown on any Tax Return) payable by Raven have been fully and timely paid. The cash reserves or accruals for Taxes provided in the books and records of Raven with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing have been established utilizing consistently applied accounting methods and are, or prior to the Closing Date will be, sufficient for all unpaid Taxes of Raven through and including the Closing Date (including, without limitation, with respect to any Taxes resulting from the transactions contemplated by this Agreement).

(c) Neither Raven nor any Person on behalf of or with respect to Raven has executed or filed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax which is presently effective. No power of attorney on behalf of Raven with respect to any Tax matter is currently in force.

(d) Raven is not a party to any Tax-sharing agreement or similar arrangement with any other party (whether or not written), and Raven has not assumed any Tax obligations of, or with respect to any transaction relating to, any other Person, or agreed to indemnify any other Person with respect to any Tax.

(e) Except as disclosed on Schedule 4.13(e), no Tax Return concerning or relating to Raven or its operations has ever been audited by a government or taxing authority, nor is any such audit in process or pending, and Raven has not been notified of any request for such an audit or other examination. To the Knowledge of Raven, no claim has been made by a taxing authority in a jurisdiction where Tax Returns concerning or relating to Raven or its operations have not been filed, that it is or may be subject to taxation by that jurisdiction.

(f) Raven has never been included in any consolidated, combined, or unitary Tax Return.

(g) To the Knowledge of Raven, Raven has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes, and has duly and timely withheld from employee salaries, wages and other compensation, and has paid over to the appropriate taxing authorities, all amounts required to be so withheld and paid over for all periods under all applicable laws.

(h) Raven has not (i) agreed to and is not required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Raven, and Raven has no Knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of Raven, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to Raven or (iii) requested any extension of time within which to file any Tax Return concerning or relating to Raven or its operations.

(i) To the Knowledge of Raven, no property owned by Raven is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g) of the Code.

(j) Raven is not subject to any private letter ruling of the IRS, or comparable rulings of other taxing authorities.

(k) Except as disclosed on Schedule 4.13(k), Raven does not own any interest in any entity that is treated as a partnership for U.S. federal income Tax purposes, or would be treated as a pass-through or disregarded entity for any Tax purpose.

(l) Raven has not constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in a distribution qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of transactions” (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

(m) Raven has no elections in effect for U.S. federal income Tax purposes under Sections 108, 168, 441, 472, 1017, 1033 or 4977 of the Code.

(n) S Election and S Corporation Income Taxes.

(i) Pursuant to an election effective for the tax year beginning in November 1, 2000 (the “Election Time”), Raven has, since its Election Time, with all requisite consent of its shareholders, validly elected to be treated as an S Corporation under Section 1362 of the Code (or its predecessor Code provision) and under the corresponding provisions of applicable state and local laws where Raven files Income Tax Returns. Such election has never been terminated or revoked, is currently in effect, and will be in effect through such time as it terminates as a result of the consummation of the transaction contemplated hereby. Since its Election Time, Raven has not acquired assets with a carryover basis from a C Corporation under the Code, and no shares of capital stock of Raven have been held by any person or entity that was ineligible to be an S Corporation shareholder.

(ii) Within the times and in the manner prescribed by law, Raven and its shareholders have included all reportable income in Raven’s Income Tax Returns filed prior to the date hereof and shall include in such shareholder’s Income Tax Returns filed on or after the date hereof, his or her distributive share of the income of Raven set forth on the information returns furnished by Raven to such shareholder for inclusion in such shareholder’s Income Tax Returns, and has paid and shall pay the amounts owed or required to be paid under applicable Tax Law with respect to such distributive share, in respect of the periods covered by such Income Tax Returns.

(iii) All shareholder distributions by Raven have been, and will be through the termination of the Sub S election, in compliance with the Sub S rules of the Code regarding such distributions.

4.14 Environmental Matters. Except as disclosed on Schedule 4.14, no real property used by Raven presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances such that the condition of the property is in compliance with applicable Environmental Laws (as defined below). To the Knowledge of Raven, Raven is in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) (the “Environmental Laws”) applicable to Raven or its business as a result of any hazardous substance utilized by Raven in its business or otherwise placed at any of the facilities owned, leased or operated by Raven, or in which Raven has a contractual interest. Raven has not received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by Raven with any Environmental Laws, and to the Knowledge of Raven, there is no Litigation pending or threatened against Raven with respect to any violation or alleged violation of the Environmental Laws, and to Raven’s Knowledge, there is no reasonable basis for the institution of any such Litigation.

4.15 Financial Statements. Attached hereto as Exhibit B are Raven’s Financial Statements. The Financial Statements (a) have been prepared in accordance with the books of account and records of Raven; (b) fairly present, and are true, correct and complete statements in all material respects of, Raven’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared utilizing consistently applied accounting principles which, overall, fairly reflect the results of operations of Raven.

4.16 Absence of Undisclosed Liabilities. Other than as disclosed in the Financial Statements, Raven does not have any Liabilities. Raven does not have any Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of Raven, except as set forth on Schedule 4.16.

4.17 Employment Agreements; Employee Benefit Plans and Employee Payments. Except as set forth on Schedule 4.17, Raven is not a party to any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) under which Raven currently has an obligation to provide benefits to any current or former employee, officer, director, consultant or advisor of Raven (collectively, “Benefit Plans”). Schedule 4.17 also contains a true and correct statement of the names, relationship with Raven, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation of each director, officer and employee of Raven as of the Closing Date. Further, Raven is not a party to any employment agreement which could result in the payment to any current, former or future director, employee, consultant or advisor of Raven of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee, director, consultant or advisor as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

4.18 Intellectual Property.

(a) Schedule 4.18 contains a true and correct statement of all of the Intellectual Property owned by Raven. Raven has taken all necessary and desirable action to maintain the validity of any patent and Trademark registration.

(b) Raven has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any intellectual property rights of third parties, and has not received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Raven must license or refrain from using any intellectual property rights of any third party). To the Knowledge of Raven, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of its Intellectual Property rights.

(c) Raven has not granted any license, agreement, or other permission to any third party with respect to any of its Intellectual Property.

(d) With respect to each item of Intellectual Property, Raven possesses all right, title, and interest in and to the Intellectual Property free and clear of any security interest, license or other encumbrance.

(e) The Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge.

(f) No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the Intellectual Property.

(g) Raven has not agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the Intellectual Property.

4.19 Properties. Except for the leased tangible personal property reported in Schedule 4.19, Raven has good, clear and marketable title to all the tangible properties and tangible assets reflected in the Financial Statements as being owned by Raven or acquired after the date thereof which are, individually or in the aggregate, material to Raven’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all material liens.

4.20 Disclosure. No representation or warranty of Raven or the Raven Shareholders contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of Raven or the Raven Shareholders to the Company pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits to state a material fact necessary in order to provide the Company with full and proper information as to the business, financial condition, assets, liabilities, or results of operation of Raven and the value of the properties or the ownership of Raven.

ARTICLE V

Additional Agreements

5.1 Survival of the Representations and Warranties. The representations and warranties and covenants set forth in Article III and Article IV of this Agreement shall survive the Closing until the expiration of one (1) year from the Closing Date, provided, however, that in the case of fraud or any representation or warranty of Raven or the Raven Shareholders as to title of the Raven Common Stock, Taxes, Environmental Laws and Benefit Plans, the representations and warranties shall survive the closing until April 15, 2009.

5.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document required to be delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement; provided, that any knowledge or materiality qualifications contained herein shall be applicable to such other documents.

5.3 Raven’s Indemnification. The Company agrees to indemnify and hold harmless Raven and each of Raven’s directors, officers, employees, Affiliates and agents from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses) (a “Raven Loss”) which is caused by or arises out of: (a) any breach or default in the performance by the Company of any covenant or agreement made by the Company in this Agreement; (b) any breach of any representation or warranty made by the Company in this Agreement; and (c) any and all Litigation incident to any of the foregoing.

5.4 Limitations on Raven’s Indemnification from the Company. Notwithstanding anything contained herein to the contrary, Raven shall not be entitled to indemnification from the Company for a Raven Loss under the provisions of Section 5.3 hereof, unless and until the aggregate amount of all Raven Losses under Section 5.3 shall have exceeded $25,000, in which event Raven shall be entitled to such indemnification from the Company for all of the Raven Loss; provided, that the amount of any Raven Loss for which indemnification is provided under Section 5.3 hereof shall be net of any amounts recovered by Raven under insurance policies with respect to such Raven Loss from the Company. Raven shall in a timely fashion submit a claim to its insurance carrier with respect to any Raven Loss from the Company for which the Company is obligated to provide indemnification to Raven hereunder. The aggregate indemnification from the Company shall be limited to an amount equal to the Holdback Amount.

5.5 The Company’s Indemnification. Raven and the Raven Shareholders, jointly and severally, agree to indemnify and hold harmless the Company, and each of its current and former directors, officers, employees, Affiliates and agents from and against any loss, claim, liability, cost, expense or other damages (including reasonable legal fees and expenses) (a “Company Loss”) which is caused by or arises out of: (a) any breach or default in the performance by Raven or the Raven Shareholders of any covenant or agreement made by Raven or the Raven Shareholders in this Agreement; (b) any breach of any representation or warranty made by Raven or the Raven Shareholders in this Agreement; and (c) any and all Litigation incident to any of the foregoing.

5.6 Limitations on the Company’s Indemnification. Notwithstanding anything contained herein to the contrary, the Company shall not be entitled to indemnification for a Company Loss under the provisions of Section 5.5 hereof, unless and until the aggregate amount of all Company Losses under Section 5.5 shall have exceeded $25,000, in which event the Company shall be entitled to such indemnification from Raven and the Raven Shareholders for all Company Losses up to the Holdback Amount; provided, that the amount of any Company Losses for which indemnification is provided under Section 5.5 hereof shall be net of any amounts recovered by the Company under insurance policies with respect to such Company Loss. The Company shall in a timely fashion submit a claim to its insurance carrier with respect to any Company Losses for which Raven and the Raven Shareholders are obligated to provide indemnification to the Company hereunder. The aggregate indemnification of all Raven Shareholders shall be limited to the Holdback Amount for all Company Losses other than those which are caused by or arise out of any fraudulent act of Raven or any of the Raven Shareholders, in which event the aggregate indemnification of all Raven Shareholders shall not exceed an amount equal to the Exchange Consideration.

5.7 Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party”.

(a) An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within thirty (30) calendar days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

(b) The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party, proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

(c) The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

ARTICLE VI

Closing; Deliveries; Conditions Precedent

6.1 Closing; Effective Date. All proceedings taken and all documents executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

6.2 Deliveries

(a) At Closing, the Company shall deliver the following documents to Raven:

(i) the certificates and cash representing the Exchange Consideration as provided by Section 2.1(a);

(ii) consent minutes from the Board of Directors of the Company appointing Robert V. Dwyer to the Board of Directors of the Company to be effective upon the Effective Date;

(iii) a certificate, dated the Closing Date, of an officer of the Company setting forth that authorizing resolutions were adopted by the Company’s Board of Directors approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

(iv) the certificate referred to in Section 6.3(d); and

(v) such other documents and instruments as Raven may reasonably request.

(b) At Closing, Raven and the Raven Shareholders shall deliver the following documents to the Company:

(i) the certificates representing all of the outstanding Raven Common Stock to be delivered to the Company duly endorsed by the respective Raven Shareholder;

(ii) a certificate from the Secretary of State of the State of Nebraska, as of a recent date, as to the good standing of Raven and certifying its Articles of Incorporation and Bylaws;

(iii) a certificate, dated the Closing Date, of an officer of Raven setting forth that authorizing resolutions were adopted by Raven’s Board of Directors approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby, along with an executed copy of the foregoing authorizing resolutions attached thereto;

(iv) the favorable opinion of Pansing Hogan Ernst & Bachman LLP as counsel to Raven, dated the Closing Date, in a form attached hereto as Exhibit C to this Agreement;

(v) the Financial Statements;

(vi) the certificates referred to in Section 6.4(d);

(vii) the executed resignations of all executive officers and directors of Raven dated as of the Closing Date; and

(viii) such other documents and instruments as the Company may reasonably request.

6.3 Conditions Precedent to the Obligations of Raven and the Raven Shareholders. Each and every obligation of Raven and the Raven Shareholders to consummate the transactions described in this Agreement and any and all liability of Raven to the Company shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent:

(a) Representations and Warranties True. Each of the representations and warranties of the Company contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

(b) Performance. The Company shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has materially adversely affected or may materially adversely affect in any respect the condition (financial or otherwise) of the Company between the date of execution of this Agreement and the Closing Date.

(d) The Company’s Certificate. The Company shall have delivered to Raven a certificate dated the Closing Date, certifying that the conditions specified in Sections 6.3(a), (b) and (c) above have been fulfilled and as to such other matters as Raven may reasonably request.

(e) Appointment. Robert V. Dwyer shall have been appointed to the Board of Directors of the Company effective at the Closing Date.

(f) Consents. The Company shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement.

(g) Due Diligence Review. Raven shall have completed its due diligence investigation of the Company to its satisfaction, in its sole and absolute discretion.

6.4 Conditions Precedent to the Obligations of the Company. Each and every obligation of the Company to consummate the transactions described in this Agreement and any and all liability of the Company to Raven shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent:

(a) Representations and Warranties True. Each of the representations and warranties of Raven and the Raven Shareholders contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

(b) Performance. Raven shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of Raven between the date of execution of this Agreement and the Closing Date.

(d) Raven and the Raven Shareholders Certificates. Raven and the Raven Shareholders shall have delivered a certificate addressed to the Company, dated the Closing Date, certifying that the conditions specified in Sections 6.4(a), (b) and (c) above have been fulfilled.

(e) Consents. Raven shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement, including but not limited to those with respect to any material agreement of Raven.

(f) Due Diligence Review. The Company shall have completed its due diligence investigation of Raven to its satisfaction, in its sole and absolute discretion.

(g) Consolidated Financial Statements. Raven shall have delivered to the Company Raven’s Financial Statements. The Financial Statements shall: (a) have been prepared in accordance with the books of account and records of Raven; (b) fairly present, and are true, correct and complete statements in all material respects of, Raven’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared utilizing consistently applied accounting principles which, overall, fairly reflect the results of operations of Raven.

(h) Resignations. Raven shall have delivered the executed resignations of all executive officers and directors of Raven dated as of the Closing Date.

6.5 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

6.6 [Intentionally omitted.]

6.7 Registration Rights.

(a) Demand Rights. As soon as practicable after the Closing Date, the Company shall proceed with the preparation and filing of a registration statement pursuant to the Securities Act in connection with the proposed resale by the holders of shares of Common Stock of the Company who were Raven Shareholders as of the business day prior to the Closing Date. The Company will use its best efforts to register (i) all Company Common Stock then owned by each Raven Shareholder owning less than 30,000 shares of Company Common Stock on the Closing Date and (ii) 80,000 shares of Company Common Stock then owned by each Raven Shareholder owning more than 30,000 shares of Company Common Stock on the Closing Date and requested by such Raven Shareholder to be included in such registration statement, all to the extent required to permit the sale or other disposition by such Raven Shareholder of such shares. The

Company will notify each Raven Shareholder of the date of effectiveness of any registration statement in which such Company Common Stock is registered.

(b) Expenses. All expenses incurred by the Company in connection with the registration of such securities pursuant to this Section 6.7 shall be borne by the Company.

ARTICLE VII

Covenants

7.1 General Confidentiality. Each of the Parties will treat and hold as such all of the Confidential Information of the other Parties, refrain from using any of the Confidential Information except in connection with this Agreement, and unless there is a closing on the Exchange, deliver promptly to the owner of such Confidential Information or destroy, at the request and option of the owner of the Confidential Information, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that any of the Parties is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Party will notify the affected Party promptly of the request or requirement so that the affected Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7.1. If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Parties is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Party may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Party shall use its commercially reasonable efforts to obtain, at the request of the affected Party, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the affected Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

7.2 Tax Treatment. Promptly after the Closing Date, the Company, Raven and the Raven Shareholders shall jointly and collectively agree to make, and shall make, a “Section 338(h)(10) election” for tax purposes under the Code. Further, neither the Company, Raven nor the Raven Shareholders will knowingly take any action, written or otherwise, which would result in the transactions contemplated by this Agreement not being accounted for as tax-free exchange under the Code.

7.3 General. In case at any time after the Closing Date any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Article V).

ARTICLE VIII

Miscellaneous

8.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice):

If to the Company:	Mesa Laboratories, Inc.
12100 West Sixth Avenue
Lakewood, Colorado 80228

Attn: Luke R. Schmieder
President and CEO

Telephone: 303-987-8000
Facsimile: 303-987-8989

With a copy to:	Andrew N. Bernstein, P.C.
5445 DTC Parkway, Suite 250
Greenwood Village, Colorado 80111

Attn: Andrew N. Bernstein, Esq.

Telephone: 303-770-7131
Facsimile: 303-770-7332

If to Raven or
The Raven Shareholders:	Raven Biological Laboratories, Inc.
8607 Park Drive
Omaha, Nebraska 68127

Attn: Robert V. Dwyer
President

Telephone: 402- 593-0781
Facsimile: 402- 593-0995

With a copy to:	Pansing Hogan Ernst & Bachman LLP
10250 Regency Circle, Suite 300
Omaha, Nebraska 68114

Attn: Thomas R. Pansing, Jr., Esq.

Telephone: 402-397-5500
Facsimile: 402-397-4853

Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

8.2 Entire Agreement; Incorporation. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein contain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

8.4 Assignment. This Agreement may not be assigned by any party without the written prior consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.5 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the party against whom such waiver, extension or amendment is sought to be charged. No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provisions at any other time or a waiver of such party’s rights under any other provision of this Agreement. No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

8.6 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.

8.7 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

8.8 Expenses. Except as otherwise provided herein, each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

8.9 Headings. The table of contents and the section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

8.10 Other Remedies; Injunctive Relief. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of the parties hereunder, the prevailing party in any such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be deemed valid and binding.

8.12 Remedies Exclusive. Except in the case of fraud or equitable remedies expressly provided for herein, the parties acknowledge and agree that the indemnification provisions set forth in Article V of this Agreement constitute the parties’ sole and exclusive remedy with respect to any and all claims relating to the transactions contemplated by this Agreement.

8.13 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Colorado, without reference to the choice of law principles thereof.

8.14 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of the State of Colorado. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Colorado by virtue of a failure to perform an act required to be performed in the State of Colorado and irrevocably and expressly agree to submit to the exclusive jurisdiction of the courts of the State of Colorado for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Colorado, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Colorado has been brought in an inconvenient forum.

8.15 Participation of Parties. The parties hereby agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.16 Further Assurances. The parties hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer full and complete ownership of the shares of Raven Common Stock free and clear of any liens or encumbrances.

8.17 Publicity. No public announcement or other publicity concerning this Agreement or the transactions contemplated hereby shall be made without the prior written consent of both the Company and Raven as to form, content, timing and manner of distribution. Nothing contained herein shall prevent any party from making any filing required by federal or state securities laws or stock exchange rules.

8.18 No Solicitation. Neither Raven nor the Company shall authorize or permit any of its officers, directors, agents, representatives, managers, members, agents, or advisors to solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any merger, consolidation, business combination, recapitalization or similar transaction involving Raven or the Company, respectively, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Exchange or which would or could be expected to dilute the benefits to each of the parties of the transactions contemplated hereby. Raven and the Company will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

MESA LABORATORIES, INC.			RAVEN BIOLOGICAL LABORATORIES, INC.

By:	/s/ Luke R. Schmieder	By:	/s/ Robert V. Dwyer
	Luke R. Schmieder		Robert V. Dwyer
	President and Chief Executive Officer		President

THE RAVEN SHAREHOLDERS

/s/ Robert V. Dwyer
Robert V. Dwyer

/s/ Christopher R. Dwyer
Christopher R. Dwyer

/s/ Daniel J. Dwyer
Daniel J. Dwyer

/s/ Deborah Dwyer
Deborah Dwyer

/s/ Russ Nyberg
Russ Nyberg

/s/ Robert V. Dwyer III
Robert V. Dwyer III

/s/ Coreen Wees
Coreen Wees

/s/ R. Leo Dwyer
R. Leo Dwyer

/s/ Eileen Barnett
Eileen Barnett

/s/ Robert Bradley
Robert Bradley

SCHEDULE 2.1

THE RAVEN SHAREHOLDERS

TO NAME OF SHAREHOLDER	RAVEN SHARES HELD RECEIVE **	COMPANY SHARES TO RECEIVE *	CASH
Robert V. Dwyer	613,000	182,460	$2,130,922.44
Christopher R. Dwyer	37,500	11,162	$133,412.09
Daniel J. Dwyer	37,500	11,162	$144,032.27
Deborah Dwyer	10,000	2,977	$24,771.02
Russ Nyberg	82,223	2,977	$34,331.48
Robert V. Dwyer III	8,000	2,382	$34,694.18
Coreen Wees	8,000	2,382	$34,694.18
R. Leo Dwyer	8,000	2,382	$34,694.18
Eileen Barnett	8,000	2,382	$34,694.18
Robert Bradley	10,000	2,977	$0.00

	822,223

*	The number of shares of Common Stock will be determined on the day prior to the Closing Date based on the VWAP calculations.

**	The “CASH TO RECEIVE” amount excludes the Shareholders’ pro-rata amount of the Holdback Amount to be withheld at the Closing, shareholder notes, shareholder expenses, and other credits.